                                                                    EXHIBIT 3.3


                            CERTIFICATE OF AMENDMENT

                                       TO

                       THE CERTIFICATE OF INCORPORATION OF

                           PF.NET COMMUNICATIONS, INC.


               --------------------------------------------------

                    Adopted in accordance with the provisions of Section 242 of the General Corporation
                          Law of the State of Delaware

               --------------------------------------------------

                  FIRST: That the Certificate of Incorporation of PF.Net Communications, Inc., formerly known as PF.Net Holdings, Limited (the "Corporation") was filed with the Secretary of State of the State of Delaware on October 25, 1999, a Certificate of Designations was filed with the Secretary of State of the State of Delaware on October 29, 1999 and a Certificate of Amendment to the Certificate of Incorporation was filed on April 3, 2000.

                  SECOND: That the Certificate of Incorporation of the Corporation is hereby amended to read as follows: by striking out paragraph 1 thereof as it now exists and inserting in lieu thereof a new paragraph 1 reading in its entirety, as follows:

                  "1. The name of the Corporation is Velocita Corp. (hereinafter referred to as the "Corporation")."

                  THIRD: That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the written consent of the stockholders of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, I have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by me and are true and correct.


Date:  January 19, 2001

                                               PF.NET COMMUNICATIONS, INC.


                                               /s/ Deborah Milian
                                               --------------------------------
                                               Name: Deborah Milian
                                               Title:  Assistant Secretary